UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  April 15, 2009

CYBERLUX CORPORATION
 (Exact name of registrant as specified in charter)

Nevada	000-33415	91-2048978
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4625 Creekstone Drive, Suite 130,Research Triangle Park, Durham, NC                             27703
(Address of principal executive offices)                                                                             (Zip Code)

Registrant’s telephone number, including area code: (919) 474-9700

Copies to:
John W. Ringo
Secretary and Corporate Counsel
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, NC 27703
Phone:  (919) 474-9700
Fax: (919) 474-9712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Cyberlux Corporation Enters into Exclusive Patent Licensing Agreement.

Cyberlux Corporation announced today that the company has completed a world-wide, exclusive patent licensing agreement with Direct 1 Source Corporation for Emergency Safety Light Patents #5,473,517, #5,713,655, #5,833,350, #6,000,807 and #6,010,228. The exclusive non-transferable, royalty bearing, worldwide patent licensing agreement enables Cyberlux Corporation to use, manufacture, package, sell, or offer to sell with the right to sublicense, within the world-wide retail, commercial, military, and residential and commercial construction industry markets. The scope of the agreement includes all emergency lighting and fixture applications using the stated Emergency Safety Light Patents, which are exclusively licensed to Cyberlux Corporation from Direct 1 Source Corporation.

ITEM 9.01         Financial Statements and Exhibits.

Exhibits No.       Description

99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLUX CORPORATION

Dated: April 15, 2009	BY:	/s/ Mark D. Schmidt
Mark D. Schmidt President